                                                                    Exhibit 4(d)

SERIES H FIXED RATE NOTE

REGISTERED                                                      PRINCIPAL AMOUNT

No.                       McDONALD'S CORPORATION
                        MEDIUM-TERM NOTE, SERIES H
                               (FIXED RATE)                                CUSIP

          Due From 1 Year To 60 Years From Date Of Issue

          IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC, THIS NOTE IS A GLOBAL SECURITY AND THE FOLLOWING LEGEND IS APPLICABLE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES REPRESENTED HEREBY IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:   %                        Original Issue Date:

Interest Rate: %                        Stated Maturity:

Specified Currency:
     (Applicable only if other than U.S. dollars)

     Option to Receive Payments in Specified Currency: [_]Yes  [_]No
          (Applicable only if Specified Currency is other than U.S. dollars)

     Authorized Denominations:
          (Applicable only if other than U.S.$1,000 and increments of U.S.$1,000 or if Specified
          Currency is other than U.S. dollars)

Method of Payment of Principal:
          (Applicable only if other than immediately available funds)

Interest Payment Dates:
          (Applicable only if other than February 15 and August 15 of each year)

Regular Record Dates:
          (Applicable only if other than February 1 and August 1 of each year)

Optional Redemption:

     Optional Redemption Dates:
     Redemption Prices:

     [_] The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the initial Optional Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

     [_] Other:

Sinking Fund:

         Sinking Fund Dates:

         Sinking Fund Amounts:

Amortizing Note: [_]Yes    [_]No

Amortizing Schedule:


Optional Repayment:

         Optional Repayment Dates:

         Optional Repayment Prices:

Original Issue Discount Note:

         Total Amount of OID:

         Yield to Stated Maturity:

         Initial Accrual Period OID:

          McDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) , for value received, hereby promises to pay to or registered assigns, on the Stated Maturity shown above, the principal sum specified above (or so much thereof as shall then remain outstanding) in the currency specified above (the "Specified Currency") and to pay interest on the principal sum outstanding from time to time in the Specified Currency at the Interest Rate shown above from and including the Original Issue Date shown above or from and including the most recent date to which interest has been paid or duly provided for, semi-annually in arrears, unless otherwise specified on the face hereof, on but excluding February 15 and August 15 of each year and at but excluding Maturity (each such day being an "Interest Payment Date"), until the principal hereof is paid or duly provided for. Interest on this Note, if any, will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date as specified on the face hereof shall, as provided in such Indenture, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest as which, unless otherwise specified on the face hereof, shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. For purposes of this Note, "Business Day" means any day, other than Saturday or Sunday, that is
(i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago, or (c) if the Specified Currency for this Note is other than U.S. dollars, or Euro, the Principal Financial Center (as defined below) of the country issuing such currency; (ii) if the Specified Currency for this Note is Euro, a day on which the TARGET System is operating or in any other place or any other days as may be specified herein. "Principal Financial Center" will generally be the capital city of the country issuing the currency or composite currency in which any payment in respect of this Note is to be made, except that with respect to Australian dollars, Canadian dollars, U.S. dollars, Swiss francs and Euro, the Principal Financial Center shall be Sydney, Toronto, The City of New York, Zurich and London, respectively.

          The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company or the Paying Agent will (unless otherwise specified on the face hereof) arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Paying Agent not later than 15 calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than 15 calendar days prior to the applicable payment date. If the Company determines that the Specified Currency is not available to the Company for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars, until the Company determines that the Specified Currency is again available to the Company for making such payments.

          If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the applicable Regular Record Date, provided that, if the Holder hereof is the Holder of U.S.$10,000,000 (or the equivalent thereof in a

Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified on the face hereof, the principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the Place of Payment. If this Note is a Global Security, beneficial owners of interest herein will be paid in accordance with DTC's and its participants' procedures in effect from time to time.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

          Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, McDonald's Corporation has caused this Note to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:    ________________

                                       McDONALD'S CORPORATION


                                       By:________________________________
                                          Senior Vice President and Treasurer

ATTEST:

By:____________________________
      Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Debt Securities of the series designated herein provided for in the within mentioned Indenture.

Dated:    ________________

                                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                          as Trustee

                                       BANK ONE TRUST COMPANY, N.A.,
                                          as Authenticating Agent

                                       By:________________________________
                                          Authorized Signatory

                             McDONALD'S CORPORATION
                           MEDIUM-TERM NOTE, SERIES H
                                  (FIXED RATE)

This Note is one of a single series of duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities") of a single series hereinafter specified, all issued or to be issued in one or more series under a Senior Debt Securities Indenture, dated as of October 19, 1996 (herein called the "Indenture"), between the Company and Wachovia Bank, Nat ional Association (formerly, First Union National Bank), as trustee (herein call ed the "Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debt Security is one of the series designated on the face hereof, limited in aggregate initial public offering price or purchase price of up to U.S.$1,975,000,000 or the equivalent thereof in one or more foreign currencies, including the Euro, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in foreign currency will be determined by an agent designated by the Company, which initially shall be Bank One Trust Company, N.A. (the "Paying Agent"), on the basis of the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable trade dates.

"Maturity", when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

Unless otherwise specified on the face hereof in the case of Notes represented by a Global Security, the authorized denominations of Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is a multiple of U.S.$1,000. The authorized denominations of Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

Each Note will be issued initially as either a Book-Entry Note or a Certificated Note.

               If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Paying Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Paying Agent at approximately 11:00 A.M., New York City time, on the second Business Day before the applicable payment date (or, if no such rate is quoted on such date, the Paying Agent will use the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in New York City (which may include the agents, their affiliates or the Paying Agent) selected by the Paying Agent for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such U.S. dollar payments. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

               If the Specified Currency is other than U.S. dollars and this
Note is a Global Note, the Holder of a beneficial interest in this Global Note may elect to receive a payment or payments in the Specified Currency by notifying the DTC participant through which its Notes are held on or prior to the applicable Record Date of (1) the Holder's election to receive all or a portion of the payment in the Specified Currency, and (2) wire transfer instructions to an account located outside of the United States. DTC must be notified of an election and wire transfer instructions (1) on or prior to the third New York Business Day (as defined below) after the Record Date for any payment of interest, and (2) on or prior to the tenth New York Business Day after the Record Date for any payment of principal. DTC will notify the Paying Agent of an election and wire transfer instructions (1) on or prior to 5:00 P.M. New York City time on the fifth New York Business Day after the Record Date for any payment of interest, and (2) on or prior to 5:00 P.M. New York City time on the twelfth New York Business Day after the Record Date for any payment of principal. If complete instructions are forwarded to DTC through DTC participants and by DTC to the Paying Agent on or prior to such dates, such Holder will receive payment in the Specified Currency outside of DTC; otherwise, only U.S. dollar payments will be made by the Paying Agent to DTC.

               The term "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

               Except as set forth below, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency (unless otherwise replaced by the Euro) or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. The amount so payable in such foreign currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

If the principal of and any interest and premium, if any, on the Notes of a series is payable in any Specified Currency other than U.S. dollars and (i) the country of which such Specified Currency has been a currency of legal tender for the payment of public and private debts (the "Currency Country") becomes a Participating Member State (as defined below), then the Company may, solely at its option and without the consent of the Holders of such Notes or the need to amend the Indenture, on any Interest Payment Date after the date on which such country has become a Participating Member State has occurred, (such Interest Payment Date, a "Redenomination Date"), redenominate all of those Notes into Euros upon the giving of not less than 30 days' notice thereof in accordance with the terms of such Notes, which notice shall set forth the manner in which such redenomination shall be effected. If the Company elects to redenominate a tranche of Notes, the election to redenominate will have effect as follows:

          1. each denomination will be deemed to be denominated in such amount of Euro as is equivalent to its denomination or the amount of interest in the Specified Currency at the Fixed Conversion Rate (as defined below) adopted by the Council of the European Union for the Specified Currency, rounded down to the nearest Euro 0.01;

          2. after the Redenomination Date, all payments in respect of those Notes, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in Euro as though references in those Notes to the Specified Currency were to Euro. Payments will be made in Euro by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee, or at the option of the payee, by a Euro cheque;

          3. If those Notes are Notes which bear interest at a fixed rate and interest for any period ending on or after the Redenomination Date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified in the Pricing Supplement; and

          4. such other changes shall be made to the terms of those Notes as we may decide, after consultation with the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in Euro or to enable those Notes to be consolidated with other notes whether or not originally denominated in the Specified Currency or Euro. Any such other changes will not take effect until after they have been notified to the Holders.

               The definitions of Business Day and Market Day that shall apply to the Notes for payments on or in respect thereof following any redenomination thereof and for all other purposes under the Notes and under the Indenture shall be (A) business day and market day definitions for fixed or floating rate (as applicable) Euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems which are consistent with existing or anticipated market practices as determined by the Company or (B) if no such Business Day and Market Day definitions are so determined, the definitions of Business Day and Market Day which applied to such Notes before redenomination or (C) if the Company would be unable to make payments on the Notes on the date that payment is expressed to be due if (B) above were to apply, such other business day and market day definitions as are determined by the Company.

               "EMU" means Economic and Monetary Union as contemplated by the Treaty of Rome;

               "Euro" means the single or unified currency to be introduced in the Participating Member States, whether known as the Euro or otherwise;

               "Fixed Conversion Rate" with respect to any Specified Currency means the irrevocably fixed conversion rate between the Euro and such Specified Currency adopted by the Council of the European Union according to Article 109 1(4) first sentence of the Treaty of Rome;

               "Maastricht Treaty" means the treaty on European Union which was signed in Maastricht on February 1, 1992 and came into force on November 1, 1993;

               "Participating Member State" means a member state of the European Community that adopts the Euro in accordance with the Treaty of Rome; and

               "Treaty of Rome" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty, establishing the European Community, as amended from time to time.

               The Company may, with the consent of the Trustee, and without the need to obtain the consent of the Holders of any Note, make any changes or additions to the terms of the Notes of a series which correct any manifest error or any ambiguity or correct or supplement any defective provisions described herein, and which changes or additions the Company and the Trustee believe are not materially prejudicial to the interests of the Holders of the Notes of such series. Any such change or addition shall be binding on the Company, the Holders of the Notes of such series, the Trustee, the Paying Agents and any other agent of the Company. Any change or addition shall be considered to be made by operation of the terms of the relevant Notes. The Company shall promptly give notice of any such change or addition.

               Except as provided in the Note or in the Pricing Supplement with respect to the redenomination of the Notes into Euros, the occurrence or non-occurrence of an EMU Event (as defined below) or the entry into force of any law, regulation, directive or order requiring redenomination to be undertaken on terms different than those described herein, will not have the effect of altering any term of, or discharging or excusing performance under, the Indenture or Notes nor give the

Company, the Trustee or the Holder of such Notes, the right unilaterally to alter or terminate the Indenture or Notes or give rise to any Event of Default or otherwise be the basis for any acceleration, early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms of the Indenture or Notes. The occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of the Notes. For purposes hereof, "EMU Event" means any event associated with EMU in the European Community, including, without limitation, each (and any combination) of (i) the fixing of exchange rates between the currency of a Participating Member State and the Euro or between the currencies of Participating Members States; (ii) the introduction of the Euro as lawful currency in a Participating Member State; (iii) the withdrawal from legal tender of any currency that, before the introduction of the Euro, was lawful currency in any of the Participating Member States; or (iv) the disappearance or replacement of a relevant rate option or other price source for the national currency of any participating Member State, or the failure of the agreed sponsor (or a successor sponsor) to publish or display a relevant rate, index, price, page or screen.

               If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part in accordance with the procedures set forth in the Indenture, on the date or dates designated as the Optional Redemption Date(s) on the face hereof, at the Redemption Price(s) specified on the face hereof declining from a specified premium, if any, to par, together with accrued interest to the Optional Redemption Date. The Company may exercise such option by causing the Trustee or the Paying Agent to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Optional Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

               If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Date(s) shown on the face hereof at the Optional Repayment Price(s) shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or
(ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with the form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for Repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of this

Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be canceled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

          Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

          Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the Optional Redemption Date or the Optional Repayment Date, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note, if it is an Original Issue Discount Note, exceed its principal amount.

          If this Note is a Global Security, ownership of beneficial interests herein will be limited to participants in DTC or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by DTC (and with respect to interests of participants in DTC) and by participants in DTC or persons that may hold interests through such participants (with respect to persons other than participants in DTC).

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

          If this Note is a Global Security, this Note is exchangeable only if
(x) DTC notifies the Company that it is unwilling or unable to continue as depositary for this Note or if at any time DTC ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor depositary within 90 days after the Company receives such notice or becomes aware that DTC is no longer in good standing; or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Security) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Debt Security register of the Company, upon surrender of this Note for registration of transfer at the offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of the Indenture, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor such agent shall be affected by notice to the contrary.

          If an Event of Default shall occur and be continuing with respect to the Notes, the unpaid principal amount of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount or premium if any, thereon, or make the principal thereof, or premium if any, or interest, if any, thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Debt Security so affected or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of maturity thereof, or (ii) reduce the aforesaid percentage of Debt Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin and currency, herein prescribed.

          No recourse shall be made for the payment of the principal of or the interest on this Note or for any claim based herein or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                  UNIF GIFT MIN ACT- ______
          Custodian
TEN ENT -  as tenants by the entireties
                                                                                   ________  (Cust) _______  (Minor)
JT ENT -  as joint tenants with right of                                           Under Uniform Gifts to Minors Act
          survivorship and not as tenants                                          _________________________________
          in common                                                                                          (State)

     Additional abbreviations may also be used though not in the above list

________________________________________________________________________________

                            OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

____________________________________________________________


____________________________________________________________
(Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

          For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Registrar at Bank One Trust Company, N.A./First Chicago Trust Company of New York, 14 Wall Street - 8th Floor, Window 2, New York, New York 10005, Attention:
Corporate Trust Administration.


Dated:____________________      ________________________________________________
                                Note: The signature to this Option to Elect
                                Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

   Please Insert Social Security or Other
      Identifying Number of Assignee

____________________________________________________________

____________________________________________________________
Please Print or Typewrite Name and Address of Assignee

____________________________________________________________
the within Instrument of McDONALD'S CORPORATION and hereby does irrevocably constitute and appoint

_________________________________Attorney
to transfer such Note on the books of McDONALD'S CORPORATION with full power of substitution in the premises.

Dated:________________________       ________________________________
                                     Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.